Exhibit 99.1

REVOCABLE PROXY

COASTAL BANKING COMPANY, INC.
36 Sea Island Parkway
Beaufort, South Carolina 29902

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Randolph C. Kohn and James L Pate, III, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Coastal Banking Company, Inc. held of record by the undersigned on June 30, 2005, at the Annual Meeting of Shareholders of Coastal Banking Company, Inc. to be held at Oyster Cove Clubhouse, 914 Oyster Cove Drive, Beaufort, South Carolina 29902 at 10:00 a.m. on August 22, 2005, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1.
APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Merger dated April 6, 2005, as amended May 19, 2005, between Coastal Banking Company, Inc. and First Capital Bank Holding Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
AUTHORITY TO VOTE ON ADJOURNMENT OF ANNUAL MEETING. In the event there are insufficient votes present at the Annual Meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Annual Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

☐ VOTES FOR	☐ VOTES AGAINST	☐ ABSTAIN
3.
PROPOSAL TO ELECT DIRECTORS. To elect the four identified Class III directors to serve until the earlier of the consummation of the merger or for three year terms.

James W. Holden, Jr., DVM James C. Key		Ron Lewis Matt A. Trumps
☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

  (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

4.
OTHER BUSINESS: Except as may be otherwise provided below, on such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
SIDE AND RETURN IN THE BUSINESS REPLY ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, TO GRANT AUTHORITY TO ADJOURN, AND FOR THE ELECTION OF ALL LISTED NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF COASTAL BANKING COMPANY, INC. A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated:	2005
Signature
Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.